EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-174617, 333-158533 and 333-141353) of International Tower Hill Mines Ltd. of our report dated March 9, 2020, relating to the consolidated financial statements of International Tower Hill Mines Ltd., which appears in Form 10-K of International Tower Hill Mines Ltd. dated March 9, 2020.

(Signed) DAVIDSON & COMPANY LLP

Vancouver, British Columbia	Chartered Professional Accountants

March 9, 2020

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